Exhibit 8.1
                        SIDLEY AUSTIN BROWN & WOOD LLP

     BEIJING                      787 SEVENTH AVENUE               LOS ANGELES
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     BRUSSELS                   TELEPHONE 212 839 5300              NEW YORK
      -----                     FACSIMILE 212 839 5599                -----
     CHICAGO                        www.sidley.com                SAN FRANCISCO
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      DALLAS                         FOUNDED 1866                   SHANGHAI
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      GENEVA                                                        SINGAPORE
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    HONG KONG                                                         TOKYO
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      LONDON                                                     WASHINGTON,D.C.



                            [FORM OF TAX OPINION]


                                 May __, 2005


DB Commodity Services LLC,
  as Managing Owner of DB Commodity Index Tracking
Fund and DB Commodity Index Tracking Master Fund
c/o DB Commodity Services LLC
60 Wall Street
New York, New York 10005


          Re:  DB Commodity Index Tracking Fund and
               DB Commodity Index Tracking Master Fund
               Registration Statement on Form S-1
               ----------------------------------

Dear Sir or Madam:

          We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1, to be filed with the SEC on or about May 27, 2005 (the "Registration Statement"), of DB Commodity Index Tracking Fund (the "Fund") and DB Commodity Index Tracking Master Fund (the "Master Fund"), each a Delaware statutory trust organized on May 23, 2005.

          We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading "Material U.S. Federal Income Tax Considerations" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that the Fund will be classified as a grantor trust for federal income tax purposes and the Master Fund will be classified as a partnership for federal income tax purposes.

          We also advise you that the tax discussion under the captions "The Risks You Face", paragraphs (21) and (22), "Summary - U.S. Federal Income Tax Considerations," and "Material U.S. Federal Income Tax Considerations" in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and Master Fund.

SIDLEY AUSTIN BROWN & WOOD LLP


May __, 2005
Page 2



     Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund, Master Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

     We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the offering of shares of beneficial interest in DB Commodity Index Tracking Fund. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.



                                       Very truly yours,